Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is dated as of August 28, 2026 (the “Effective Date”), by and between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Leviston Resources, LLC, a Delaware limited liability company (including its successors and permitted assigns, the “Investor”). The Company and the Investor are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

A. On March 31, 2026, the Parties entered into (i) that certain Securities Purchase Agreement (the “Original SPA”), (ii) that certain Senior Secured Convertible Note in the original principal amount of $4,000,000 (as amended by that certain First Amendment to Securities Purchase Agreement and Senior Secured Convertible Note dated May 13, 2026 (the “First Amendment”), that certain Second Amendment to Securities Purchase Agreement dated June 17, 2026 (the “Second Amendment”), and that certain Third Amendment to Securities Purchase Agreement dated August 28, 2026 (the “Third Amendment”)) issued by the Company to the Investor (the “Original Note”), (iii) that certain Registration Rights Agreement (the “Original RRA”), and (iv) that certain Pledge and Security Agreement (the “Original Security Agreement” and, together with the Original SPA, the Original Note, the Original RRA, the First Amendment, the Second Amendment, the Third Amendment, and any other documents or agreements executed in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time, the “Original Transaction Documents”). Pursuant to that certain Investor Rights Agreement dated May 13, 2026 (the “Prior IRA”), the Company issued to the Investor Additional Notes (as defined therein) in an aggregate principal amount of $4,000,000; the investment right under the Prior IRA has been exercised in full, and no investment rights remain outstanding thereunder. On the date hereof, pursuant to the Third Amendment, the Company issued to the Investor a Senior Secured Convertible Note in the principal amount of $1,200,000 (the “New Note”).

B. In consideration of the Investor’s continued financial support of the Company and the Investor’s willingness to enter into this Agreement, the Company desires to grant to the Investor, and the Investor desires to accept, the right (but not the obligation) to make one or more additional investments in the Company on the terms set forth herein, in each case on economic and structural terms substantively identical to those set forth in the Original Transaction Documents.

C. The Original Transaction Documents, to the extent not previously satisfied, discharged, or terminated in accordance with their terms, remain in full force and effect and are incorporated herein by reference. This Agreement supplements, and does not amend or supersede, the Original Transaction Documents, except to the limited extent of the carve-outs expressly set forth in Article IV.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Original SPA or, if not otherwise defined therein, in the Original Note. In addition, the following terms shall have the meanings set forth below:

“Additional Closing” means each closing of the sale and purchase of an Additional Note pursuant to an exercise (in whole or in part) of the Investment Right under this Agreement.

“Additional Closing Date” means the date on which an Additional Closing occurs, which shall be the second (2nd) Business Day following the date of the applicable Exercise Notice (unless the Parties otherwise agree in writing).

“Additional Conversion Shares” means the shares of Common Stock issuable upon conversion of any Additional Note in accordance with its terms.

“Additional Note” means a Senior Secured Convertible Note of the Company issued to the Investor at an Additional Closing in the form of the New Note, with the conforming modifications expressly set forth in Section 3.1.

“Available Principal” means as of any date, the Maximum Aggregate Principal Investment minus the aggregate principal amount of all Additional Notes previously issued under this Agreement (if any). The Investor’s Investment Right may not be exercised for an Additional Note in an aggregate principal amount in excess of the then-Available Principal.

“Cash Subscription Amount” means with respect to any Additional Note, an amount equal to the aggregate principal amount of such Additional Note multiplied by 0.83333 (i.e., the principal amount net of the 16.667% original issue discount), which is the cash amount to be wired by the Investor at the applicable Additional Closing (subject to the legal-fee withholding mechanic in Section 2.8).

“Exercise Notice” means a written notice from the Investor to the Company in substantially the form attached hereto as Exhibit A, exercising the Investment Right in whole or in part.

“Exercise Period” means the period beginning on the Effective Date and ending on the seven (7)-month anniversary of the Effective Date; provided that the Exercise Period shall terminate earlier upon the occurrence of any event described in Section 2.7.

“Investment Right” means the right, but not the obligation, of the Investor to require the Company to issue and sell to the Investor one or more Additional Notes on the terms set forth in this Agreement, in an aggregate principal amount not to exceed the Maximum Aggregate Principal Investment.

“Maximum Aggregate Principal Investment” means Three Million Six Hundred Thousand U.S. Dollars ($3,600,000), representing the maximum aggregate principal (face) amount of Additional Notes that may be issued under this Agreement. For the avoidance of doubt, the corresponding aggregate Cash Subscription Amount across all Additional Notes (i.e., the maximum aggregate cash to be wired by the Investor under this Agreement, before legal-fee withholdings) is $3,000,000, calculated as the Maximum Aggregate Principal Investment multiplied by 0.83333 and reflecting the 16.667% original issue discount applied on the same basis as the Original Note.

“Minimum Tranche” means Three Hundred Thousand U.S. Dollars ($300,000) of aggregate principal amount of Additional Notes; provided that the final Exercise Notice may be in any amount up to the then-Available Principal.

“Transaction Documents” means collectively, this Agreement, each Additional Note, each Joinder and Reaffirmation Agreement, each UCC amendment filed in connection herewith, each amendment to the Original RRA entered into hereunder, and all other documents or agreements executed in connection with the transactions contemplated hereby, in each case as amended, restated, supplemented or otherwise modified from time to time. For the avoidance of doubt, the Original Transaction Documents are also Transaction Documents under the Original SPA and the Original Note, and references herein to “Transaction Documents” shall include the Original Transaction Documents unless the context otherwise requires.

ARTICLE II.

THE INVESTMENT RIGHT

2.1 Grant of Investment Right. Subject to and on the terms and conditions of this Agreement, the Company hereby grants to the Investor the Investment Right. The Investment Right is exercisable in whole or in part, in one or more tranches, in each case in an amount not less than the Minimum Tranche (subject to the proviso in the definition thereof), at any time and from time to time during the Exercise Period. The Investment Right is exercisable solely at the option of the Investor; the Investor has no obligation to exercise the Investment Right.

2.2 Exercise Mechanics. To exercise the Investment Right (in whole or in part), the Investor shall deliver an Exercise Notice to the Company. The Exercise Notice shall specify (i) the aggregate principal amount of the Additional Note the Investor elects to acquire at the applicable Additional Closing (which shall not exceed the then-Available Principal), (ii) the corresponding Cash Subscription Amount (calculated as the elected principal amount multiplied by 0.83333), and (iii) the proposed Additional Closing Date (which shall be the second (2nd) Business Day following delivery of the Exercise Notice unless otherwise agreed in writing). All notices delivered under this Agreement shall be delivered in accordance with Section 5.4 of the Original SPA, which is incorporated herein by reference.

2.3 Multiple Exercises; Reinstatement. The Investor may deliver successive Exercise Notices at any time during the Exercise Period. Upon any partial exercise of the Investment Right, the Investment Right shall not be exhausted but shall remain exercisable for the then-Available Principal, until the earlier of (i) issuance of Additional Notes in an aggregate principal amount equal to the Maximum Aggregate Principal Investment and (ii) expiration or earlier termination of the Exercise Period.

2.4 Company Deliveries at Each Additional Closing. At each Additional Closing, the Company shall deliver, or cause to be delivered, to the Investor the following, each in form and substance reasonably satisfactory to the Investor:

(a) an Additional Note in the elected aggregate principal amount, duly executed by the Company, conforming to Section 3.1;

(b) a Joinder and Reaffirmation Agreement to the Original Security Agreement, duly executed by the Company, confirming that (i) the Additional Note constitutes a “Note” and the indebtedness evidenced thereby constitutes “Obligations” under the Original Security Agreement, (ii) all liens and security interests granted under the Original Security Agreement secure the Additional Note on a pari passu basis with the Original Note, and (iii) any scrivener’s discrepancy as to principal amount in the recitals of the Original Security Agreement is superseded by the aggregate principal amount of the Original Note and all then-outstanding Additional Notes;

(c) an amendment or joinder to the Original RRA, duly executed by the Company, providing that (i) all Additional Conversion Shares constitute “Registrable Securities” thereunder, (ii) a new Filing Deadline of fourteen (14) calendar days following the applicable Additional Closing Date applies in respect of such Additional Conversion Shares (either as an amendment to the existing Registration Statement or a New Registration Statement, at the Investor’s election), (iii) the Effectiveness Deadline mechanic in Section 2(b) of the Original RRA applies on identical terms in respect of such filing, and (iv) the liquidated damages provisions in Section 2(c) of the Original RRA apply independently in respect of any failure relating to such filing or effectiveness;

(d) a Uniform Commercial Code financing statement amendment (UCC-3) in form and substance reasonably acceptable to the Investor, to be filed by the Investor or its counsel, reflecting the increased secured indebtedness;

(e) an officer’s certificate executed by a duly authorized officer of the Company (the “Bring-Down Certificate”) certifying that: (i) all representations and warranties of the Company in Section 3.1 of the Original SPA are true and correct in all material respects as of the Additional Closing Date (other than reps and warranties speaking as of a specific earlier date, which shall be true and correct in all material respects as of such earlier date); (ii) the Company has performed in all material respects all covenants and obligations required to be performed by it under the Transaction Documents on or prior to the Additional Closing Date; (iii) no Event of Default has occurred and is continuing, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute an Event of Default; (iv) no Material Adverse Effect has occurred and is continuing; (v) the Common Stock remains listed on the Principal Market and has not been suspended from trading; and (vi) the Company has sufficient authorized and unissued shares of Common Stock to satisfy the Reserved Amount required under Section 12(g) of the Original Note (calculated as three (3) times the issuable Conversion Shares for the Original Note, the New Note, and all then-outstanding and to-be-issued Additional Notes);

(f) a Secretary’s certificate of the Company certifying (i) the resolutions of the Board of Directors authorizing the Additional Note, the increase in the Reserved Amount, and the other transactions contemplated by this Agreement and the applicable Exercise Notice, (ii) the incumbency of officers executing the Transaction Documents, and (iii) that the Certificate of Incorporation and Bylaws of the Company attached thereto are true, complete, and in effect;

(g) a legal opinion of the Company’s outside counsel, dated the Additional Closing Date, substantially in the form delivered at the original Closing (with such modifications as are necessary to address the Additional Note), reasonably satisfactory to the Investor and its counsel;

(h) updated irrevocable instructions to the Company’s Transfer Agent reflecting the increased Reserved Amount, with a copy of the acknowledged instruction letter delivered to the Investor;

(i) updated Disclosure Schedules to the Original SPA (or a written certification that no updates are required), accompanying the Bring-Down Certificate; and

(j) such other documents, certificates, and instruments as the Investor or its counsel may reasonably request to evidence consummation of the transactions contemplated by the applicable Exercise Notice and this Agreement.

2.5 Investor Deliveries at Each Additional Closing. At each Additional Closing, the Investor shall deliver, or cause to be delivered, to the Company: (i) a counterpart of any Joinder and Reaffirmation Agreement, RRA amendment or joinder, and other Transaction Documents requiring the Investor’s signature, in each case duly executed by the Investor; and (ii) the Cash Subscription Amount, by wire transfer of immediately available funds to the account specified in writing by the Company, net of the amount withheld in respect of legal fees pursuant to Section 2.8.

2.6 Conditions Precedent. The obligation of the Investor to consummate any Additional Closing is subject, in each instance, to the satisfaction (or waiver in writing by the Investor) of the following conditions precedent as of the Additional Closing Date:

(a) all Company deliveries under Section 2.4 shall have been made;

(b) no Event of Default shall have occurred and be continuing, and no event shall have occurred that, with the giving of notice or the passage of time or both, would constitute an Event of Default;

(c) the representations and warranties of the Company in the Original SPA shall be true and correct in all material respects as of the Additional Closing Date, as if made on such date (other than reps and warranties speaking as of a specific earlier date);

(d) no Material Adverse Effect shall have occurred and be continuing;

(e) the Common Stock shall continue to be listed on the Principal Market and shall not have been suspended from trading by the Principal Market or the Commission;

(f) the Company shall have authorized and reserved a number of shares of Common Stock sufficient to satisfy the Reserved Amount required under Section 12(g) of the Original Note, calculated to take account of the Additional Note to be issued at such Additional Closing together with the Original Note, the New Note, and any other then-outstanding Additional Notes;

(g) any required approvals or consents (including, without limitation, any Required Approvals as defined in the Original SPA) shall have been obtained and remain in effect; and

(h) no action, suit, proceeding, claim, arbitration, or investigation shall have been instituted against the Company or the Investor that seeks to restrain, prohibit, or invalidate the consummation of the transactions contemplated by this Agreement or the applicable Exercise Notice.

2.7 Termination of Investment Right. The Investment Right shall terminate, and no further Exercise Notices may be delivered, upon the earliest to occur of:

(a) expiration of the Exercise Period in accordance with its terms;

(b) the date on which Additional Notes have been issued under this Agreement in an aggregate principal amount equal to the Maximum Aggregate Principal Investment;

(c) the Investor’s delivery to the Company of a written waiver and termination of the Investment Right; and

(d) consummation of a Fundamental Transaction; provided that, upon the occurrence of a Fundamental Transaction, the Investment Right shall not be canceled or cashed out, but shall instead be converted into the right to receive, upon any subsequent exercise (had the Investor exercised immediately prior to the Fundamental Transaction), the Alternate Consideration to which the Investor would have been entitled, on the same basis as the Original Note under Section 7 of the Original Note. The Company shall make appropriate provision (and shall cause any successor entity to make appropriate provision) to give effect to the foregoing, including, without limitation, by causing any successor entity to assume in writing all obligations of the Company under this Agreement and the other Transaction Documents on terms reasonably satisfactory to the Investor, and such provision shall be a required condition to the consummation of the Fundamental Transaction.

For the avoidance of doubt, neither (i) any prepayment of the Original Note by the Company (whether in whole or in part, and whether at the Prepayment Premium or otherwise) nor (ii) any conversion in full of the Original Note shall, by itself, terminate the Investment Right prior to expiration of the Exercise Period.

2.8 Legal Fee Reimbursement. At each Additional Closing, the Company shall reimburse the Investor for its legal fees and expenses in connection with such Additional Closing in an amount not to exceed the lesser of (i) Twenty-Five Thousand U.S. Dollars ($25,000) and (ii) one percent (1.0%) of the Cash Subscription Amount for such Additional Closing (or, in each case, such higher amount as may be agreed in writing by the Parties), which amount shall be withheld by the Investor from the Cash Subscription Amount otherwise payable at such Additional Closing in the same manner as set forth in Section 5.2 of the Original SPA and Section 1 of the Original Note. The principal amount of the Additional Note shall be calculated by reference to the gross Cash Subscription Amount before such withholding.

2.9 Use of Proceeds. The Company shall use the net proceeds received from each Additional Closing for the purposes permitted by, and subject to the restrictions of, Section 4.9 of the Original SPA, which is incorporated herein by reference and applies mutatis mutandis to such proceeds.

2.10 Public Disclosure. The Company shall publicly disclose the material terms of this Agreement in a filing with the Commission no later than 5:30 p.m. (New York City time) on Tuesday, September 1, 2026. In addition, the Company shall publicly disclose the material terms of each Additional Closing (including the Additional Note issued in connection therewith) in a filing with the Commission within four (4) Business Days following the applicable Additional Closing Date. In each case, the form of such disclosure (whether by Current Report on Form 8-K, Quarterly Report on Form 10-Q, or otherwise) shall be at the Company’s election; provided that in each case such filing shall be sufficient to publicly disclose all material, non-public information delivered to the Investor in connection with this Agreement and the applicable Additional Closing.

ARTICLE III.

TERMS OF EACH ADDITIONAL NOTE; SAME TERMS

3.1 Same Terms. Each Additional Note shall be substantially in the form of the New Note, with the following conforming modifications and clarifications (and only such modifications and clarifications):

(a) Principal Amount. the aggregate principal amount of the Additional Note shall be the amount specified in the applicable Exercise Notice (which shall not exceed the then-Available Principal);

(b) Original Issue Discount. the original issue discount shall be sixteen and two-thirds percent (16.667%) of the principal amount of the Additional Note (with the Cash Subscription Amount equal to the principal amount multiplied by 0.83333); provided, for the avoidance of doubt, that 16.667% controls notwithstanding any reference to “15%” in Section 1 of the Original Note or of the New Note, which the Parties acknowledge is a scrivener’s error;

(c) Issuance Date. the Issuance Date of the Additional Note shall be the applicable Additional Closing Date;

(d) Maturity Date. the Maturity Date of the Additional Note shall be the date that is four (4) months following the Issuance Date of such Additional Note (and shall not be tied to the Maturity Date of the Original Note);

(e) Interest. the Interest Rate shall be ten percent (10%) per annum and the Default Interest Rate shall be eighteen percent (18%) per annum, in each case calculated and payable on the same basis as the Original Note;

(f) Conversion Price. the Conversion Price shall be the lesser of (i) the Closing Price on the Additional Closing Date of such Additional Note (i.e., the Issuance Date of such Additional Note) and (ii) 85% of the lowest 8-day VWAP immediately prior to and including the date of the Notice of Conversion. For the avoidance of doubt, the reference price under clause (i) shall be the Closing Price on the relevant Additional Closing Date, not on the Issuance Date of the New Note or the original Closing Date of March 31, 2026;

(g) Premiums. the Prepayment Premium shall be one hundred fifteen percent (115%) and the Default Premium shall be one hundred twenty-five percent (125%), in each case as provided in the Original Note;

(h) Reserved Amount. the Reserved Amount methodology shall continue to apply on an aggregate basis: the Company shall at all times reserve and keep available, free from preemptive rights, three (3) times the aggregate number of shares of Common Stock issuable upon full conversion of the Original Note, the New Note, and all then-outstanding Additional Notes (in each case calculated based on the then-effective Conversion Price for each such Note); and

(i) Caps. the Exchange Cap mechanism under Section 4(c)(ii) of the New Note (including the deferred conversion right under Section 4(c)(iii)(B) of the New Note and the Cap Payment payable solely upon an Authorized Share Failure, as provided therein) shall apply on an aggregate basis across the Original Note, the New Note, and all Additional Notes.

3.2 MFN Inheritance. If, at any time prior to an Additional Closing, the Economic Terms (as defined in Section 9(a) of the Original Note) of the Original Note have been adjusted, modified, or amended (whether by operation of the Most-Favored-Nation provision in Section 9(a), the Anti-Dilution provision in Section 9(b), the application of Section 4(b)(iii) of the Original Note, the MFN Triggering Transaction mechanic, or otherwise), the Additional Note issued at such Additional Closing shall reflect such adjusted, modified, or amended Economic Terms as in effect as of the Additional Closing Date. In no event shall an Additional Note issue on Economic Terms less favorable to the Investor than the Original Note as then in effect.

3.3 Senior Status; Pari Passu. Each Additional Note shall constitute senior secured indebtedness of the Company. The indebtedness, obligations, and security interests evidenced or created by each Additional Note shall rank pari passu in all respects with those of the Original Note, the New Note, and any other Additional Notes, with equal priority of payment and equal entitlement to the Collateral under the Original Security Agreement. Any payments, prepayments, or recoveries on or in respect of the Notes shall, unless the Investor otherwise directs in writing, be applied pro rata across the outstanding Obligations under the Original Note, the New Note, and the Additional Notes in proportion to their respective outstanding balances.

ARTICLE IV.

CARVE-OUTS FROM ORIGINAL TRANSACTION DOCUMENTS

4.1 Pre-Agreed Subsequent Financing. The Parties acknowledge and agree that each issuance of an Additional Note pursuant to the exercise of the Investment Right is a pre-agreed Subsequent Financing within the meaning of Section 4.12 of the Original SPA. Accordingly, no Subsequent Financing Notice shall be required, and the Investor shall not be deemed to have declined any Right of First Refusal or Right of Participation, in respect of any such issuance. For the avoidance of doubt, Section 4.12 of the Original SPA shall continue to apply to all other Subsequent Financings.

4.2 Carve-Out from MFN. The issuance of any Additional Note pursuant to this Agreement shall not constitute an MFN Triggering Transaction under Section 9(a) of the Original Note, and no Economic Terms of any Additional Note shall give rise to any rights of the Investor (or any other Person) under Section 9(a) of the Original Note. The provisions of this Section 4.2 do not limit the operation of Section 3.2 of this Agreement (MFN Inheritance), which operates for the benefit of the Investor.

4.3 Carve-Out from Anti-Dilution. The issuance of any Additional Note pursuant to this Agreement, and the establishment of the Conversion Price thereof in accordance with Section 3.1(f), shall not constitute a Dilutive Issuance for purposes of Section 9(b) of the Original Note or any then-outstanding Additional Note, and shall not result in any adjustment to the Conversion Price of any other Note. The provisions of Section 9(b) shall continue to apply to all other issuances by the Company or its Subsidiaries.

4.4 Carve-Out from Variable Rate Transaction Restriction. The issuance of any Additional Note pursuant to this Agreement shall not constitute a Variable Rate Transaction under Section 6(a)(xxv) of the Original Note. Without limiting the foregoing, the Company shall not be required to apply any net proceeds received from any Additional Closing to the repayment of the Original Note or any other Additional Note under Section 6(a)(xxv).

4.5 Carve-Out from Mandatory Repayment from Future Proceeds. The issuance of any Additional Note pursuant to this Agreement, and the net proceeds received by the Company therefrom, shall not be subject to, or trigger any obligation under, Section 12(h) of the Original Note (Mandatory Repayment from Future Proceeds). For the avoidance of doubt, the 40% sweep mechanic under Section 12(h) of the Original Note shall continue to apply to all other future issuances and sales described therein.

4.6 Limited Scope. Except as expressly modified by this Article IV, all provisions of the Original Transaction Documents (including, without limitation, the ROFR/ROP, MFN, Anti-Dilution, Variable Rate Transaction restriction, and Mandatory Repayment from Future Proceeds provisions) shall continue in full force and effect in accordance with their terms.

ARTICLE V.

CAPS AND LIMITATIONS

5.1 Exchange Cap (Aggregate). The Exchange Cap set forth in Section 4(c)(ii) of the New Note shall apply on an aggregate basis across the Original Note, the New Note, and all Additional Notes. If any portion of any Note is not convertible solely as a result of the Exchange Cap, such portion shall remain outstanding in accordance with its terms and shall be convertible, upon receipt of the requisite stockholder approval, pursuant to the deferred conversion right in Section 4(c)(iii)(B) of the New Note. No premium, penalty, fee, or other payment shall accrue or be payable, and no Event of Default shall arise, solely by reason of the operation of the Exchange Cap or the failure of the Company’s stockholders to approve any issuance in excess of the Exchange Cap. The Cap Payment (120% of the remaining amounts due in cash within ten (10) calendar days of the Cap Payment Date) shall be available to the Investor solely upon an Authorized Share Failure, as provided in Section 4(c)(ii) of the New Note, on an aggregate basis. The Company’s obligations to monitor the Exchange Cap and the availability of authorized and unreserved shares of Common Stock, and to inform the Investor when and if the Exchange Cap is reached or an Authorized Share Failure occurs, extend to the aggregate position.

5.2 Beneficial Ownership Limitation. The Beneficial Ownership Limitation set forth in Section 4(c)(i) of the Original Note shall apply on an aggregate basis across the Original Note, the New Note, all Additional Notes, and all shares of Common Stock and other securities of the Company beneficially owned by the Investor and its Affiliates and Attribution Parties at the applicable time.

5.3 Stockholder Approval; Nasdaq Rule 5635(d). The Investor’s exercise of the Investment Right is not conditioned upon, and shall not require, prior Stockholder Approval under Nasdaq Listing Rule 5635(d) or any successor provision. If at any time the aggregate issuance of Conversion Shares under the Original Note, the New Note, and all Additional Notes is or would be limited by the Stockholder Approval Limitation under Section 4(c)(iii)(A) of the New Note, then (a) the limitation, deferred conversion right, and stockholder approval process obligations under Sections 4(c)(iii)(A), (B), and (C) of the New Note shall apply on an aggregate basis to the Original Note, the New Note, and all Additional Notes; and (b) the Company’s failure to perform the process obligations set forth in Section 4(c)(iii)(C) of the New Note, within the cure period provided therein, shall constitute an Event of Default under each then-outstanding Note; provided that the failure of the Company’s stockholders to grant such stockholder approval shall not, in and of itself, constitute an Event of Default under any Note.

ARTICLE VI.

REGISTRATION RIGHTS FOR ADDITIONAL CONVERSION SHARES

6.1 Amendment to Original RRA. At or prior to each Additional Closing, the Company shall enter into an amendment to (or, at the Investor’s election, a joinder of additional securities under) the Original RRA, providing that:

(a) all Additional Conversion Shares issuable upon conversion of the Additional Note then being issued shall constitute “Registrable Securities” under the Original RRA;

(b) the Company shall file with the Commission, no later than fourteen (14) calendar days after the Additional Closing Date (the “Additional Filing Deadline”), either (i) a post-effective amendment to the then-effective Registration Statement, or (ii) a New Registration Statement, in each case covering the resale of all Additional Conversion Shares (at the Investor’s election);

(c) the Effectiveness Deadline mechanic set forth in Section 2(b) of the Original RRA (including the Shutdown Extension) shall apply mutatis mutandis to such filing;

(d) all liquidated damages provisions set forth in Section 2(c) of the Original RRA (i.e., $100,000 upfront, plus 2% per 30-day period of the value of the Registrable Securities) shall apply independently in respect of any failure relating to the Additional Filing Deadline, the corresponding Effectiveness Deadline, or any failure to maintain effectiveness, and shall be in addition to (and not in lieu of) any other remedies available to the Investor, including under the Original Note, any Additional Note, or otherwise; and

(e) all other provisions of the Original RRA shall continue to apply to the Additional Conversion Shares on the same terms and to the same extent as they apply to the Conversion Shares of the Original Note.

ARTICLE VII.

SECURITY INTEREST

7.1 Pari Passu Security. At each Additional Closing, the Company shall execute and deliver to the Investor a Joinder and Reaffirmation Agreement in form and substance reasonably satisfactory to the Investor, pursuant to which (i) the Additional Note shall constitute a “Note” and the indebtedness evidenced thereby shall constitute “Obligations” under the Original Security Agreement; (ii) the liens and security interests granted by the Company under the Original Security Agreement shall continue to attach to the Collateral as security for all Obligations, including the Additional Note, on a pari passu basis with the Original Note, the New Note, and any other Additional Notes; and (iii) any inconsistency between the recital of principal amount in the Original Security Agreement and the actual aggregate principal amount of the Original Note, the New Note, and all then-outstanding Additional Notes is hereby resolved in favor of the actual aggregate principal amount.

7.2 UCC Filings. The Investor and its counsel are authorized to prepare and file such UCC-3 financing statement amendments as the Investor deems advisable to reflect the increased secured indebtedness, and the Company shall cooperate with such filings and execute such acknowledgments or authorizations as the Investor may reasonably request. The Company shall pay all filing fees and out-of-pocket costs associated with such UCC-3 filings.

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

8.1 Company Representations. The Company hereby makes, as of the Effective Date and as of each Additional Closing Date (subject to the Bring-Down Certificate mechanic in Section 2.4(e)), each of the representations and warranties set forth in Section 3.1 of the Original SPA as if such representations and warranties were set forth in full herein, mutatis mutandis (with references to “the Note,” “the Securities,” and “the Transaction Documents” being deemed to include the Additional Note(s), the Additional Conversion Shares, and the documents executed under this Agreement, as applicable).

8.2 Investor Representations. The Investor hereby makes, as of the Effective Date and as of each Additional Closing Date, each of the representations and warranties set forth in Section 3.2 of the Original SPA (or, to the extent the Original SPA contains the Investor’s representations in another section, that section), including without limitation that the Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, that it is acquiring the Additional Note(s) for its own account and not with a view to or for distribution in violation of the Securities Act, and that it has the full corporate or other power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

ARTICLE IX.

MISCELLANEOUS

9.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder or under any other Transaction Document shall be delivered in accordance with Section 5.4 of the Original SPA, which is incorporated herein by reference as if set forth herein in full.

9.2 Governing Law; Dispute Resolution. This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. Any dispute, claim, or controversy arising out of or relating to this Agreement, including the determination of the scope or applicability of this agreement to arbitrate, shall be resolved exclusively in accordance with Section 5.9 of the Original SPA, which is incorporated herein by reference. Without limiting the foregoing, requests for specific performance, temporary, preliminary or permanent injunctive relief, the appointment of a receiver, and the enforcement of security interests and other remedies with respect to the Collateral shall not be subject to arbitration and shall be adjudicated as set forth in Section 5.9(b) of the Original SPA.

9.3 Specific Performance; Equitable Remedies. Each Party acknowledges that a breach by it of any of its obligations hereunder will cause irreparable harm to the other Party. Accordingly, each Party agrees that, in the event of a breach or threatened breach by it of any of its obligations under this Agreement, the other Party shall be entitled, in addition to all other remedies available at law or in equity, to seek and obtain temporary restraining orders, temporary and permanent injunctions, specific performance, and other equitable relief, in each case without the necessity of showing economic loss and without the necessity of posting a bond or other security.

9.4 Assignment. The Investor may assign, in whole or in part, its rights and obligations under this Agreement (including the unexercised portion of the Investment Right):

(a) to any Affiliate of the Investor, without the consent of the Company; and (b) to any other Person, provided that such Person executes and delivers to the Company a written joinder pursuant to which such Person agrees to be bound by this Agreement and the other Transaction Documents to the same extent as the Investor. No consent of the Company is required for any assignment permitted hereunder. The Company may not assign this Agreement or any of its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Investor, except that the Company may assign this Agreement to a successor in a Fundamental Transaction in compliance with Section 7 of the Original Note. Any purported assignment in contravention of this Section 9.4 shall be null and void.

9.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth herein.

9.6 Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

9.7 Entire Agreement. This Agreement, together with the Original Transaction Documents, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto, other than the Original Transaction Documents themselves, which remain in full force and effect except as expressly modified by this Agreement.

9.8 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, such provision shall be deemed amended to the minimum extent necessary to render it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.9 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures (including DocuSign, Adobe Sign, and PDF copies of original signatures) shall be deemed original signatures for all purposes.

9.10 Independent Nature of Investor’s Rights. Nothing in this Agreement (i) constitutes an obligation of the Investor to exercise the Investment Right or to fund any Additional Closing absent a duly delivered Exercise Notice or (ii) limits any rights or remedies of the Investor under the Original Transaction Documents.

9.11 Construction. This Agreement shall be deemed to have been jointly drafted by the Parties and shall not be construed against any Party as the drafter. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof. References to “including” shall be deemed to be followed by “without limitation.” References to Sections are to Sections of this Agreement unless otherwise specified.

9.12 Survival. The representations, warranties, covenants, and agreements of the Parties contained in this Agreement shall survive the execution and delivery of this Agreement and each Additional Closing.

[Signature Page Follows]

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Investor Rights Agreement to be duly executed as of the Effective Date.

COMPANY:

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

INVESTOR:

LEVISTON RESOURCES, LLC

By:	/s/ Roman Rogol
Name:	Roman Rogol
Title:	CFO

EXHIBIT A

FORM OF EXERCISE NOTICE

[Date]

Mobix Labs, Inc.

1 Venture, Suite 220

Irvine, California 92618

Attn: Keyvan Samini

Email: ksamini@mobixlabs.com

Re: Exercise of Investment Right under Investor Rights Agreement dated August 28, 2026

Ladies and Gentlemen:

Reference is made to that certain Investor Rights Agreement, dated as of August 28, 2026 (the “Investor Rights Agreement”), by and between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Leviston Resources, LLC, a Delaware limited liability company (the “Investor”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Investor Rights Agreement.

The Investor hereby exercises its Investment Right, in part, as follows:

1. Aggregate Principal Amount of Additional Note: $[●].

2. Corresponding Cash Subscription Amount: $[●] (i.e., the principal amount above multiplied by 0.83333, reflecting the 16.667% original issue discount).

3. Proposed Additional Closing Date: [●] (which shall be the second (2nd) Business Day following the date hereof unless otherwise agreed in writing by the Parties).

4. Available Principal immediately following this exercise: $[●].

This Exercise Notice is being delivered pursuant to, and is subject to the conditions of, the Investor Rights Agreement. The Investor reaffirms, as of the date hereof, each of the representations and warranties of the Investor set forth in Section 8.2 of the Investor Rights Agreement.

Sincerely,

LEVISTON RESOURCES, LLC

By:
Name:
Title: